ASSOCIATE AGREEMENT

This Agreement made effective this 24 day of June , 2008

BETWEEN:

GLOBAL HEALTH MANAGEMENT INC.,
a corporation under the laws of Alberta, Canada
(hereinafter, "**GHM**")

\- **and –**

FullCircle Prescription Services Inc.

Hereinafter, the "**Associate**")

WHEREAS:

A. Associate operates a consulting business located in the State of **Kentucky, 161 Alpine Drive, Shelbyville, 40065**, specialized in helping individuals located outside of Canada obtain physician-prescribed medications; and

B. Associate wishes to direct U.S. consumers to use GHM and/or its Authorized Agents (defined below) to fill prescriptions and have GHM and/or its Authorized Agents forward medications directly to U.S. consumers. Associate's operation may be commonly referred to as **FullCircle Prescription Services, Inc.**.

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Financial Terms (all in U.S. Dollars)

1. For the purposes of this Agreement, "**Consulting Fee**" means, in respect of an Order (as defined below) that the Associate will be paid;

   Australia:

   Canada:

   India:

   Israel:

   New Zealand:

   United Kingdom:

   United States:

   The consulting fee will be an up charge value and is not a percentage of retail.

   For certainty, no Consulting Fees will be paid on Orders which are seized by any US border authority or the US Food and Drugs Administration and cannot be delivered to Customers (defined below) as a result of such seizure or confiscation.

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2. On a drug by drug basis GHM and the Associate will evaluate if a higher parentage and/or consulting fee can be applied.

3. The additional terms and conditions of Schedule 'A' attached hereto form an integral part of this Agreement, and Associate acknowledges having read such terms and conditions and agrees to same..

Global Health Management

By:

Andy Troszok, President

FullCircle Prescription Services, Inc.

By:

Norman L. Frohreich
President / CEO
FullCircle Prescription Services, Inc.

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SCHEDULE A

THIS IS SCHEDULE "A" TO THE ASSOCIATE AGREEMENT BETWEEN GLOBAL HEALTH MANAGEMENT LTD. AND **FULLCIRCLE PRESCRIPTION SERVICES, INC..**

DATED THE 24TH DAY OF JUNE 2008.

GLOBAL HEALTH MANAGEMENT STANDARD TERMS AND CONDITIONS

PART 1 - DEFINITIONS

1.1 The following defined terms are used in this Agreement:

(a) "**Authorized Agents**" means the employees, agents, associates and other related companies of GHM, including without limitation, any Canadian Pharmacy or Pharmacist, or Pharmacy or Pharmacist in another jurisdiction, engaged by GHM to fill Orders;

(b) "**Business**" means the business of Associate, which includes the marketing and generation of orders for pharmaceuticals and non-prescription products from non-Canadian residents;

(c) "**Canadian Pharmacist**" means a licensed Canadian Pharmacist contracted by GHM (as may be replaced or substituted from time to time) to fill the Orders;

(d) "**Foreign Pharmacist**" means a licensed Pharmacist in a country other than Canada contracted by GHM (as may be replaced or substituted from time to time) to fill the Orders;

(e) "**Clients**" means all persons, and each and every one thereof, for whom GHM performs services in the course of its business (including, without limitation, all Customers);

(f) "**Confidential Customer Information**" has the meaning set forth in Section 8.1 below;

(g) "**Consulting Fee**" has the meaning as set forth in the Associate Agreement to which this Schedule is attached;

(h) "**Customer Forms**" means those forms as specified from time to time by GHM which must be completed by Customers in order for any Order to be filled by GHM or its Authorized Agents, including without limitation, any customer agreement, patient questionnaire and other forms as may now or hereafter be posted on or accessed from GHM's website, as may be created, revised or amended from time to time;

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(i) "**Customers**" are those individuals who place an Order with GHM, identifying Associate as the marketing agent with the initial Order;

(j) "**Expiry Date**" means the date which is twelve (12) months after the termination of this Agreement;

(k) "**Other Agreement**" means any agreement, other than the Agreement, now or hereafter in force between GHM and Associate;

(l) "**Order**" means an order placed by a Customer requesting GHM to fill and ship one or more prescription or non-prescription medication(s) or one or more prescription refill(s) to Customer who has provided the prescription or refill;

(m) "**Parties**" means both GHM and Associate, and "Party" refers individually to either GHM or Associate;

(n) "**Pharmaceuticals**" has the meaning as set forth in paragraph 2.1(c)(i) below; and

(o) "**Prescription Filling Services**" has the meaning set forth in Section 2.1 below.

PART 2 - PRESCRIPTION FILLING SERVICES

2.1 GHM, either directly or through its Authorized Agents, will perform the following services for Customers (collectively the "**Prescription Filling Services**"):

(a) **Toll Free Fax Line.** Providing a dedicated toll-free fax line for Orders to fax the requisite prescription filling information to GHM.

(b) **Physician Services.** Making all necessary arrangements to have a Canadian physician, or a physician licensed in the location of the dispensing pharmacy to review Customer's U.S. Originating Prescription and Patient Questionnaire. If the physician is satisfied that a Canadian prescription(s) or other foreign prescription can be issued, GHM will direct the Appropriate Pharmacy to legally and professionally fill Customers' prescription(s).

(c) **Prescription Fulfillment Services.** Performing the following services for Customers by a licensed Pharmacy owned or contracted by GHM:

(i) **Dispense.** Providing and dispensing all prescribed brand name Canadian Schedule "F" drugs or comparable prescription drugs approved for sale in other jurisdictions and non prescription medications (collectively referred to herein as "**Pharmaceuticals**"), as ordered by Customers. Such Pharmaceuticals will be supplied in amounts prescribed by a physician for Customers' own use;

(ii) **Label.** Labeling and packaging the Pharmaceuticals as required by applicable laws and regulations in the jurisdiction where the dispensing pharmacy is located and as is consistent with local industry practices and procedures;

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(iii) **Ship**. Providing prepaid delivery of Pharmaceuticals to Customers by Canada Post / U.S.P.S. or the equivalent service where the dispensing pharmacy is located and in accordance with applicable regulations and industry practices and procedures;

(iv) **Contact Person**. Providing knowledgeable and trained individual(s) to respond in a timely manner to Associate's inquiries during regular business hours; and

(v) **Tracking**. Dispensing Pharmaceuticals within its usual and customary timeframe, which is within three (3) days of receiving the prescription back from the Canadian or foreign physician conducting the review (subject to the availability of the pharmaceuticals on order), and providing Associate with a tracking report detailing the status of each Order and shipping date upon request.

2.2 All payments for the Prescription Filling Services will come directly from Customer to GHM, and in no event will GHM look to Associate for any costs, loss, charges or payments of any kind (except as contemplated in Subsection 4.1(c) below). GHM will charge Customers only the current prices (the "**Retail Price**") set forth on the GHM website on the date GHM receives (by fax or otherwise) the Order from the Customer together with all other Customer Forms and other documentation (including the Canadian or foreign physician's prescription, if applicable) reasonably required by GHM to fill the Order. The prices posted on the GHM website are subject to change at any time and from time to time, without notice to Associate or the Customer.

2.3 GHM and its Authorized Agents have the right to refuse to fill any of Customers' prescriptions that in its pharmacists' or the Canadian or foreign reviewing physician's professional judgment should not be dispensed. GHM acknowledges and agrees that Associate will not perform any pharmacy, physician or clinical functions of any kind, nor will Associate claim to perform any of these functions. GHM also has the right to refuse to fill any of Orders for prescriptions if the Order does not include all of the order placement materials required by GHM which may reasonably change from time to time.

2.4 GHM and/or its Authorized Agents shall have the right to refuse to fill any Order, in their sole and absolute discretion, including without limitation for any of the following reasons:

(a) in the discretion or professional judgment of GHM or an Authorized Agent (including, without limitation, the Canadian or foreign Pharmacist or the Canadian or foreign physician), the Order should not be dispensed;

(b) the price of the Pharmaceuticals requested in an Order has changed since the Customer placed the Order, and accordingly the money received by GHM on account of the Order does not reflect the then current price of the Pharmaceuticals requested in the Order; and

(c) GHM has not received all of the duly completed Customer Forms, or if GHM has reason to believe that the Customer has made any false statements in the Customer Forms.

2.5 For certainty, the parties acknowledge and agree that neither Associate or any authorized representative of Associate will perform any pharmacy, physician or clinical functions of any kind.

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PART 3 - PLACEMENT OF ORDERS

3.1 Subject to Section 7.2 below, Associate has no obligation to place Orders with GHM. The Parties agree that this Agreement is non-exclusive with respect to parties or territory; that is, GHM may contract with as many Associates as it sees fit in its sole discretion and (except as expressly provided herein) no restrictions are imposed with respect to where or with whom Associate may carry on the Business.

3.2 GHM and its Authorized Agents retain the right to refuse to accept any Order where they believe, in their sole discretion, that dispensing the medication would be contrary to the best interests of Customer, or GHM has reason to believe that Customer has made any false representations in the Customer Agreement, or other order placement materials.

PART 4 - CONSULTING FEES

4.1 GHM agrees to pay Consulting Fees as follows:

(a) the amount of the Order and any Consulting Fees will be calculated in U.S. dollars;

(b) Consulting Fees will be paid not less frequently than monthly, and will be paid by cheque or wire transfer by the 15th of the following month. Consulting Fees will be paid based on SHIPPED Orders, and payment received from Customers by GHM, during the immediately preceding month. For certainty, no Consulting Fees will be paid on Orders which have been received by GHM but which have not been filled or for which payment has not been received by GHM; and

(c) GHM has the right to deduct from any Consulting Fees payable to Associate in accordance with the above, an amount equal to any Consulting Fees (or part thereof) which have previously been paid to Associate in respect of any Order for which GHM was required to refund to or otherwise credit (in whole or in part) an Customer, or for which GHM did not receive full payment from Customer.

4.2 Associate must provide GHM with Associate's identification number and other personal identifiers for all Orders to obtain payment for any Consulting Fees.

PART 5 - ASSOCIATE INFORMATION

5.1 Associate agrees to provide GHM with a company profile including the proper Associate corporate name, Associate's address, a key contact person for Associate, Associate's phone and fax numbers; and Associate's e-mail and website address (if applicable).

PART 6 – COVENANTS, REPRESENTATIONS AND WARRANTIES

6.1 GHM warrants and represents that it uses only Canadian licensed pharmacies or foreign licensed pharmacies with standards comparable to a Canadian pharmacy to fulfill prescriptions received from Customers and such pharmacies maintain valid and subsisting licenses which permit them to provide the fulfillment of services contemplated by this Agreement. GHM further represents and warrants all services provided hereunder will be provided by duly licensed personnel, in accordance with all applicable laws and regulations in the jurisdiction where the dispensing pharmacy is located. In the

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event any such licensure is lost, revoked, suspended or limited in any way during the term of this Agreement, GHM will notify Associate in writing immediately.

6.2 Acknowledging that GHM is relying on Associate's representations and warranties in entering into and performing this Agreement, Associate represents and warrants it is a validly subsisting corporation and duly qualified to transact business in the jurisdictions in which it carries on business, it is authorized to enter into this Agreement, it is not infringing the rights of any third parties or any Applicable Laws (as that term is defined in Subsection 6.4(a) below) by entering into or performing this Agreement, and that it has had an opportunity to have this Agreement and its participation in the Business reviewed by legal, accounting and other professionals of its choosing.

6.3 Associate agrees that neither GHM nor any of GHM's Authorized Agents have made any representations or warranties, whether express or implied with respect to this Agreement and/or the activities contemplated hereby, including, without limitation, the Business, the legality thereof in any particular jurisdiction nor any levels of anticipated or potential profit. **WITHOUT LIMITING THE FOREGOING, IT IS ASSOCIATE'S SOLE RESPONSIBILITY TO BECOME FAMILIAR WITH AND COMPLY WITH ALL LAWS THAT MIGHT RELATE TO THE CONDUCT OF ITS BUSINESS.**

6.4 Associate covenants and agrees that in the conduct of its Business:

(a) Associate will make such filings and will take such action as may be required in order to qualify Associate to lawfully conduct business under all applicable laws, rules and regulations in the jurisdiction(s) in which it carries on its business (collective "**Applicable Laws**") in order to perform the services contemplated by this Agreement, and at all times will conduct Associate's business in compliance with all Applicable Laws;

(b) Associate will not do or cause to be done any activities, in the conduct of its Business or otherwise which

(i) a reasonable person might characterize as offensive or objectionable (examples of which would include, without limitation, aggressive, misleading or inaccurate advertising in any form, and unsolicited communications by written or electronic means to individuals or groups of individuals who have not requested such communication); or

(ii) GHM, acting reasonably, believes are or could be harmful to its business or are inappropriate.

PART 7 – ACKNOWLEDGEMENT AND COVENANTS

7.1 **Non-Solicitation.** Associate will not at any time prior to the Expiry Date, directly or indirectly through any other person or persons, associate, firm, association, syndicate, company, corporation or other entity in any fashion related to, associated or associated with Associate, without the prior written consent of GHM:

(a) approach, solicit, serve, cater to or attempt to direct away from GHM any Client on Associate's own behalf or on behalf of any other entity with respect to business whose activities, products or services are the same as or similar to or competitive with or conflict with the activities carried on, products sold or services provided by GHM or engage in or be concerned with or interested in or

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connected with or advise any person or persons, firm, association, syndicate, company, corporation or other entity soliciting, servicing or catering to any Client in respect of any business of any nature or kind whose activities, products or services are the same as or similar to or competitive with or conflict with the activities carried on, products sold or services provided by GHM;

(b) solicit from a Client any business of any nature or kind if such solicitation was intended to result in the performance of activities or the sale of products or services that are the same as or similar to or competitive with or conflict with the activities carried on, products or services sold by GHM;

(c) induce or attempt to induce any persons employed or otherwise engaged by or in a contractual relationship with GHM to terminate their employment, engagement or relationship (as the case may be) with GHM; or

(d) solicit, employ or utilize, in any manner whatsoever, the services of any individuals employed or otherwise engaged by GHM.

7.2 **Forward Orders to GHM.** Associate agrees that during the term of this Agreement it will forward all orders for pharmaceuticals and non-prescription products which it receives as a result of carrying on the Business to GHM.

PART 8 - CONFIDENTIALITY

8.1 The Parties agree to keep and maintain any and all Customer information, whether personal or medical (collectively, "**Confidential Customer Information**"), in strict confidence and not to disclose, disseminate, or divulge, directly or indirectly, the Confidential Customer Information to any third party except as expressly required by law or by this Agreement.

8.2 Associate agrees to forward all information received from the Customers directly to GHM without keeping any copies. All original documents or copies thereof received by Associate from Customers in connection with Customers receiving Prescription Filling Services will be immediately returned to such Customers after Associate has provided its services to such Customers, without keeping any copies thereof.

8.3 If Associate is required by law to divulge Confidential Customer Information to a legal authority, then Associate agrees to immediately notify GHM and take all steps possible to divulge only the portion of Confidential Customer Information necessary comply with the law compelling the disclosure.

8.4 The Associate acknowledges that in during the term of this Agreement, it may come into possession of certain proprietary information of GHM, the unauthorized use of which, or disclosure thereof, may have materially adverse consequences to GHM and its business. The Associate agrees that any such proprietary information which might be disclosed to, or become known by, the Associate, shall be kept by the Associate in strict confidence and shall not be used by the Associate or disclosed to third parties except as expressly authorized by GHM in writing.

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PART 9 - RELEASE AND INDEMNIFICATION

9.1 Associate agrees to release, indemnify, defend and save GHM and its Authorized Agents, and each of their respective officers, directors, employees and agents, harmless from and against any and all suits, demands, liabilities, claims, actions, expenses, losses and damages of any kind or nature whatsoever, including, without limitation, general, direct, special, indirect, and consequential damages and costs of litigation and reasonable attorneys' fees arising from:

(a) Associate's breach of any warranty, covenant or representation in this Agreement;

(b) Associate carrying on the Business, including, without limitation, providing GHM with any incorrect or incomplete information with respect to any Order; and

(c) any actions brought by Customers against the Associate (except when such actions are brought due to the gross negligence of GHM or one of its Authorized Agents).

9.2 GHM agrees to release, indemnify, defend and save harmless the Associate, its agents and contractors, and each of their respective officers, directors, employees and agents, from and against any and all suits, demands, liabilities, claims, actions, expenses, losses and damages of any kind or nature whatsoever, including without limitation, general, direct, special, indirect, and consequential damages, and costs of litigation and reasonable attorneys' fee, arising from the filling of Orders to Clients and sale of prescription medication.

PART 10 - TERMINATION

10.1 Either Party can terminate this Agreement for any reason on sixty (60) days prior written notice to the other Party. In addition, GHM may terminate this Agreement at any time immediately upon notice to Associate in the event that:

(a) GHM, acting reasonably, believes that Associate is not conducting its Business in compliance with all Applicable Laws; or

(b) Associate breaches any warranty, covenant or representation in this Agreement or in any Other Agreement.

10.2 Upon termination of this Agreement for any reason, Associate will be entitled to its Consulting Fee for Orders placed with GHM prior to termination of this Agreement and for which GHM receives payment. However, Associate will not be entitled to any Consulting Fee for any Orders placed following termination, even if such Orders are filled and shipped through GHM.

10.3 GHM agrees that if this Agreement is terminated by it without cause, it will not actively solicit Orders from Clients in respect of whom a Consulting Fee was paid to the Associate for a period of 12 months from the date of termination.

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PART 11 - SERVICE MARKS

11.1 GHM hereby grants to Associate, during the term of this Agreement, a non-exclusive, royalty free, non-assignable license to use and make reference to GHM's service mark **GLOBAL HEALTH MANAGEMENT** and in a fashion approved by GHM for the sole purpose of generating Orders and carrying on the Business in accordance with the terms of this Agreement. Associate will comply with any trade mark, service mark, logo or other use and/or identification program which GHM has in force from time to time.

11.2 Associate undertakes and agrees that it will not use or permit others to use the name **GLOBAL HEALTH MANAGEMENT** (the "**Existing Mark**") or any other trade mark, service mark, trade name or logo claimed by GHM (collectively, "**Other Marks**" and, together with the Existing Mark, collectively, the "**Marks**"), unless GHM has given its prior written consent thereto, which consent may be withdrawn by GHM at any time in exercise of its sole discretion. No such consent will in any event survive termination or expiration of this Agreement. Associate hereby acknowledges and agrees that GHM owns the entire right, title and interest in and to the said Marks and Associate further agrees never to question or dispute nor aid others in questioning or disputing the validity of same.

11.3 Associate acknowledges and agrees that it may not use any Mark (or any abbreviation, modification or colourable imitation) as part of any corporate or legal business name or in any other manner (including any Internet related use such as an electronic media identifier, for web sites, web pages or domain names) not expressly authorized by GHM in writing.

11.4 In the event that GHM deems it necessary for the protection of its trade names and/or trade marks and/or service marks, Associate covenants and agrees to execute and deliver such documents and agreements, including license agreements, in such forms as may be specified by GHM for the purpose of registration of Associate as a licensee of one or more of GHM's trade names and/or trade marks and/or service marks.

11.5 Upon the expiration or termination of this Agreement, the right to use the Marks granted to Associate pursuant to this Agreement will immediately and without notice terminate and Associate further agrees to immediately thereupon discontinue forthwith any use of the Marks. Associate will remove any signs or notices which include any reference to the Marks, and Associate will instruct all publications and others who may list or publish Associate's name as an authorized user of such Marks to discontinue such listing for publication.

11.6 Associate will not alter, add to or change any GHM name, logo, brand label, advertising or marketing material without GHM's prior written consent, which consent GHM may withhold in its absolute discretion.

11.7 Associate must notify GHM immediately of any apparent infringement of or challenge to Associate's or GHM's use of any Mark, or any claim by another person of any rights in any Mark. Associate may not communicate with any person, other than its legal counsel, GHM, and GHM's legal counsel, in connection with any such infringement, challenge or claim. GHM will have sole discretion to take such action as it deems appropriate and will have the right to control exclusively any litigation or U.S. Patent and Trademark Office ("USPTO") or Canadian Intellectual Property Office ("CIPO") or other proceeding arising out of any such infringement, challenge or claim or otherwise relating to any Mark. Associate must sign any and all documents, render such assistance and do such things as may be advisable in the opinion of GHM's counsel to protect GHM's

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interests in any litigation or USPTO of CIPO or other proceeding or other administrative proceeding or otherwise to protect GHM's interests in the Marks.

PART 12 - GENERAL TERMS

12.1 Any notice required or permitted to be given by one party to the other will be deemed to have been properly and effectively given if sent by facsimile or delivered personally or sent by registered pre-paid mail or by electronic mail to the party to whom notice is to be given at the following addresses:

(a) To Global Health Management Inc at:

#200, 6420 - 6a St SE

Calgary, Alberta, Canada, T2H-2B7

(b) To: **FullCircle Prescription Services, Inc.** at:

161 Alpine Drive

Shelbyville, Kentucky, 40065-8878

Any such notice will be deemed to have been received on the same day if delivered or if sent by electronic mail; on the next business day if sent by facsimile; and on the fifth (5th) business day if sent by mail. Either party may, at any time, give written notice to the other of a change of address of the party giving the notice and from and after that giving of such notice, the address specified will be deemed to be the address of such party for the giving of notices hereunder.

12.2 A term or condition of this Agreement can be waived or modified by the written consent of both Parties. Forbearance or indulgence by either Party in any regard does not constitute a waiver of the term or condition to be performed, and either Party may invoke any remedy available under the Agreement or by law despite the forbearance or indulgence.

12.3 The Parties agree that in the event that the Associate is instrumental in securing a source which requires substantial numbers of Orders to be filled, the terms of this Agreement, especially those dealing with the Consulting Fee rate and the consequences of termination shall be renegotiated between them, and any amendment of this Agreement shall apply to that source of business and shall the amendment shall be reduced to writing.

12.4 If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision will be deemed modified to the extent necessary to render the same valid, or as not applicable to given circumstances, or to be excised from this Agreement, as the situation may require, and this Agreement will be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be, it being the stated intention of the parties that had they known of such invalidity or unenforceability at the time of entering into this Agreement, they would have nevertheless contracted upon the

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terms contained herein, either excluding such provisions, or including such provisions only to the maximum scope and application permitted by law, as the case may be. In the event such total or partial invalidity or unenforceability of any provision of this Agreement exists only with respect to the laws of a particular jurisdiction, this Section 12.4 will operate upon such provision only the extent that the laws of such jurisdiction are applicable to such provision.

12.5 The headings used in this Agreement are for reference only and have no legal effect.

12.6 This Agreement is governed by, and must be construed in accordance with, the laws of Alberta, Canada. The Parties agree to attorn to the exclusive jurisdiction of the Courts of Alberta for the settlement of any dispute arising out of this Agreement.

12.7 Neither this Agreement nor the dealings of the parties pursuant to this Agreement will create any fiduciary relationship or any other relationship of trust or confidence between the Parties hereto. This Agreement does not constitute and will not be construed as constituting a partnership, joint venture or principal-agency relationship between the Parties, and neither Party nor any of its employees or agents will have any power, authority or right to obligate or bind the other Party in any manner whatsoever, except as expressly provided herein or by the other Party. Without limiting the foregoing, the Parties acknowledge, covenant and agree as follows:

(a) neither Party will represent itself to be the agent, joint venturer, partner or employee of the other Party, or to be related to the other Party, other than as expressly provided hereunder;

(b) no representations will be made or acts taken by either Party which could establish any apparent relationship of agency, joint venture, partnership or employment with the other Party, and neither Party will be bound in any manner whatsoever, by any agreement, warranties or representations made by the other Party to any other person, nor with respect to any other action of the other Party; and

(c) neither Party will establish any bank account, make any purchase, apply for a loan or credit, or incur or permit any obligation to be incurred in the name or on the credit of the other Party.

Without limiting the foregoing, Associate must conspicuously identify itself in all dealings with customers, lessors, contractors, suppliers, public officials, employees and others as the owner of its business and must place such other notices of independent ownership on such forms, business cards, stationery, advertising and other materials as GHM may require from time to time.

12.8 This Agreement constitutes the entire agreement between the Parties and supercedes all contemporaneous agreements or representations or warranties of any kind.

12.9 This Agreement may be executed in one or more counterparts and by fax where each counterpart or fax will constitute an original and where all counterparts and faxes collectively will constitute one and the same document.

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12.10 Without limiting anything else herein contained, Associate acknowledges and declares as follows:

(a) this Agreement was prepared by GHM's lawyers, acting for an on behalf of GHM and not for Associate;

(b) this Agreement is executed in reliance wholly on Associate's own judgment and knowledge and has not been influenced to any extent whatsoever by any representations or statements made by or on behalf of GHM; and

(c) Associate had the opportunity to seek and was not prevented nor discouraged by GHM from seeking independent legal advice prior to the execution and delivery of this Agreement and that, in the event that Associate did not avail itself of that opportunity prior to signing this Agreement, it did so voluntarily and without any undue pressure and agrees that any failure to obtain independent legal advice shall not be used by Associate as a defense to the enforcement of its obligations under this Agreement.

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